TRUST AGREEMENT

ENERPULSE, INC.

(2011 NON-QUALIFIED DEFERRED COMPENSATION PLAN)

This Trust Agreement (the “Trust Agreement”) is made and entered as of this 20th day of December, 2011 by and between Enerpulse Inc., a corporation organized under the laws of the State of Delaware (the “Company”) and The First National Bank of Santa Fe, Corporate Trust Department, Santa Fe, New Mexico as Trustee (the “Trustee”).

WHEREAS, the Company has adopted a non-qualified deferred compensation plan (the “Plan”) which is attached hereto and incorporated herein by reference as Appendix A; and

WHEREAS, the Company expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan as more particularly described in Appendix B which is incorporated by reference herein; and

WHEREAS, the Company desires to establish a trust (the “Trust”) and to contribute to the Trust assets that shall be held therein subject to the claims of the creditors of the Company in the event of the Company’s Insolvency, as defined herein, until paid to the Plan participants and their beneficiaries in such a manner and at such times as specified in the Plan; and

WHEREAS, it is the intention of the Company to make contributions of cash or securities to the Trust to provide itself with a source of funds or assets, to assist it in meeting its liabilities under the Plan.

NOW THEREFORE, the Parties do hereby establish the Trust and agree that the Trust shall be comprised of the following assets and held and disposed of as follows:

Section 1. Creation of Trust.

(a)	The Company hereby agrees to deposit with the Trustee an amount not to exceed two hundred and sixty one thousand dollars ($261,000.00 U.S.D.) which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust;
(b)	The Company and the Trustee agree that the Trust hereby established shall be irrevocable;
(c)	The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly;

(d)	The principal of the Trust, and any earnings thereon, shall be held separate and apart from the other funds and assets of the Company and shall be used exclusively for the uses and purposes of the Plan participants (the Participants”) and the general creditors of the Company as set forth herein. The Participants and their beneficiaries (the “Beneficiaries”) shall have no preferred claim on, or any beneficial ownership or interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be considered to be unsecured contractual rights of the Participants and the Beneficiaries in any claim against the Company by the Participants or the Beneficiaries. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under state and federal law in the event of Insolvency, as defined in Section 3 (a) herein;
(e)	The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or securities to augment the principal of the Trust to be administered pursuant to this Trust Agreement. Neither the Trustee nor any Participant or Beneficiary shall have the right to compel the Company to make such additional deposits.

Section 2. Payments to Plan Participants and their Beneficiaries.

(a)	The Company shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amount of cash payable to each Participant (and his or her beneficiaries), that provides a list, formula, or other instructions acceptable to the Trustee for determining the amount to be paid or delivered (as provided for or available under the Plan) to the Participants, and the time of payment of such amounts or delivery of Shares, as applicable. Except as otherwise provided herein, the Trustee shall make payments to the Participants in accordance with the Payment Schedule. The Company shall make provision for the reporting and withholding of any state, federal or local taxes that may be required to be withheld with respect to the payments of benefits pursuant to the Plan and shall pay such amounts, as applicable, to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid.
(b)	The entitlement by a Participant to benefits under the Plan and any claim therefore shall be considered and reviewed under the procedures set forth in the Plan.
(c)	The Company may make payment of benefits to the Participants or the Beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts or Shares are due to Participants or Beneficiaries. In addition, if the principal of the Trust and any earnings thereon, are not sufficient to make payments or distribute benefits in accordance with the terms of the Plan, the Company shall make the balance of each payment as may be due when the assets of the Trust are insufficient to do so.

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Section 3. Trustee Responsibility Regarding Distributions from the Trust.

(a)	The Trustee shall cease payment of benefits to the Participants and the Beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for the purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is a party to or subject to a proceeding as a debtor under the United States Bankruptcy Code.
(b)	Unless the Trustee has actual knowledge of the Company’s insolvency, or has received notice from the Company or a bona fide creditor of the Company claiming that the Company is Insolvent, the Trustee shall make the scheduled distributions for the Trust to the Beneficiaries. The Trustee shall have no duty to inquire as to whether or not the Company is Insolvent, however, the Trustee may rely on any evidence available and acceptable to the Trustee to make its own decision as to whether or not the Company is Insolvent.
(c)	Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust due to the Company’s Insolvency pursuant to Section 3 (b) hereof and subsequently resumes such payments or distributions, the first payment or distribution following such discontinuance shall include the aggregate amount of all payments or distributions due to the Participants or the Beneficiaries under the terms of the Plan, less the amount of any payments or distributions made during a period of discontinuance to the Participants or the Beneficiaries.
(d)	The Trustee may invest in the securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee except that voting rights and dividend rights shall remain with the Company.

Section 4. Disposition of Income.

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 5. Accounting by the Trustee.

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within ninety (90) days following the close of each calendar year and within thirty (30) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation of the Trustee, setting forth all investment, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation.

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Section 6. Responsibility of the Trustee.

(a)	The Trustee shall act with the care, skill, prudence and diligence, under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise or business of like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direct request or approval given by the Company to the Trustee. In the event of a dispute between the Company or a Participant, or the Company or the Trustee and, a Participant or Beneficiary, the Trustee shall submit the dispute to binding arbitration prior to the institution of any litigation by the Trustee.
(b)	If the Trustee undertakes or defends any litigation, arbitration or mediation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities, including reasonable attorneys’ fees and expenses.
(c)	The Trustee shall have all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.
(d)	Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

Section 7. Compensation and Expenses of the Trustee.

The Company shall pay all of the Trustee’s administrative fees and expenses. The Trustee shall not hire outside counsel relating to this Trust without the approval of the Company. If the Company fails to pay the fees and expenses of the Trustee within thirty (30) days of the invoice date, whether such fees and expenses are based on the Trustee’s standard fee schedule or whether such fees and expenses are incurred as a result of litigation or arbitration due to a dispute pursuant to Section 8 (a) of the Trust Agreement, the Trustee shall pay all such fees and expenses from the assets held in the Trust. In the event the assets of the Trust are insufficient to pay the Trustee’s fees and expenses in full, the Trustee shall take whatever action it deems necessary to recover from the Company the balance of unpaid fees and expenses.

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Section 8. Resignation and Removal of the Trustee.

(a)	The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice or such other time as the Company and Trustee may agree.
(b)	The Trustee may be removed by the Company upon thirty (30) days written notice from the Company to the Trustee.
(c)	Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall be subsequently transferred to the successor Trustee. The transfer shall be completed within thirty (30) days of the effective date of the appointment of the successor Trustee unless the Company, in its sole discretion extends the time limit.
(d)	If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of such resignation or removal under subparagraphs (a) or (b) of this Section 10. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions. All reasonable and necessary expenses of the Trustee in connection with such proceedings shall be allowed as an administrative expense of the Trust and shall be paid by the Company.

Section 9. Appointment of Successor Trustee.

If the Trustee resigns or is removed in accordance with Section 10 (a) or (b) hereof, the Company shall appoint as a successor Trustee any bank or financial institution with corporate trust powers under the laws of the United States or state of New Mexico and assets of over

$5,000,000. The appointment of the successor Trustee shall become effective upon the acceptance in writing of the successor Trustee, who shall have all of the rights and powers of the prior Trustee, including ownership rights in the assets of the Trust. The prior Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to complete the transfer to the successor Trustee.

Section 10. Amendment or Termination.

(a)	This Trust Agreement may be amended or supplemented by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or make the Trust revocable.
(b)	The Trust shall not terminate until the date on which the Plan’s Participants and Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

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Section 11. Miscellaneous.

(a)	If any provision of this Trust Agreement is found by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Trust Agreement shall remain in full force and effect.
(b)	Benefits payable to Plan Participants or Beneficiaries under this Trust Agreement may not be anticipated, assigned (either in law or equity) alienated, hypothecated, pledged, encumbered or subjected to attachment, garnishment, levy execution or other legal or equitable process.
(c)	The interpretation and enforcement of this Trust Agreement and, the provisions thereof shall be governed by the laws of the State of New Mexico.
(d)	For the purposes of this Trust Agreement, the term “Change in Control” shall mean: for purposes of the interpretation of this Plan in conformance with section 409A of the Code and the applicable guidance issued by the Department of the Treasury with respect to the application of section 409A, with respect to a Plan Participant, a Change in Control event must relate to: (i) the corporation for which the Participant is performing services at the time of the Change in Control event, (ii) the corporation that is liable for the payment of the deferred compensation (or all corporations liable for the payment if more than one corporation is liable), or (iii) a corporation that is a majority shareholder of a corporation identified in part (i) or part (ii) above, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in part (i) or part (ii) above. For purposes of this provision, a majority shareholder is a shareholder owning more than fifty percent (50%) of the total fair market value and total voting power of such corporation. Also, for purposes of this provision, section 318(a) of the Code applies to determine stock ownership. Additionally, for purposes of this provision and in conformance with section 409A and the applicable guidance issued by the Department of the Treasury with respect to the application of section 409A, a change in the ownership of a corporation or a change in the effective control of a corporation is determined in accordance with the provisions described below in this definition.

(i) A change in the ownership of a corporation shall occur on the date that any one person, or more than one person acting as a group, in one transaction or a series of transactions, directly or indirectly, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the corporation. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the corporation, the acquisition of additional stock by the same person or persons shall not be considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction, in one transaction or a series of transactions, directly or indirectly, in which the corporation acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this provision.

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(ii) For purposes of paragraph (i) above, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(iii) A change in the effective control of a corporation shall occur on the date that either:

(A) any one person, or more than one person acting as a group, in one transaction or a series of transactions, directly or indirectly, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty-five percent (35%) or more of the total voting power of the stock of the corporation; or

(B) a majority of members of the board of directors of the corporation is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors of the corporation prior to the date of the appointment or election, provided that for purposes of this subparagraph (B) the term “corporation” shall be determined in accordance with the requirements of section 409A of the Code and the applicable guidance issued by the Department of the Treasury with respect to the application of section.

(iv) A change in the ownership of a substantial portion of the assets of a corporation shall occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

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(v) The provisions of this subsection (e) regarding the definition of the term “Change in Control,” shall be determined and administered in accordance with section 409A and the applicable guidance issued by the Department of the Treasury with respect to the application of section 409A.

(e)	No officer, director, employee, attorney or agent of the Company shall have any personal liability for any act or omission of the Trustee or the Company relating to this Trust and the Company agrees to indemnify and hold harmless any such officer, director, attorney, employee or agent from all liability including reasonable attorney’s fees and costs in the event that any action is brought against such persons relating to the enforcement or interpretation of this Trust.

Section 12. Effective Date.

The effective date of this Trust Agreement shall be December 20, 2011.

ENERPULSE, INC.	THE FIRST NATIONAL BANK OF SANTA FE,

Trust Department

By:	By:

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